UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 17, 2020

FIRST WESTERN FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	001-38595	37-1442266
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 16th Street, Suite 1200 Denver, Colorado		80202

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 531-8100

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MYFW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☒

Item 1.01Entry into a Material Definitive Agreement.

On March 17, 2020, First Western Financial, Inc. (the “Company”) completed the issuance and sale (the “Offering”) of $8,000,000 in aggregate principal amount of 5.125% Fixed-to-Floating Subordinated Notes due 2030 (the “Notes”) pursuant to a Subordinated Note Purchase Agreement, dated March 17, 2020 (the “Note Purchase Agreement”), by and among the Company and an institutional investor (the “Purchaser”).  The Notes were issued by the Company to the Purchaser at a price equal to 100% of their face amount. The Notes were offered and sold by the Company to the Purchaser in a private offering in reliance on the exemption from the registration requirements of Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and the provisions of Regulation D thereunder. The Company intends to use the proceeds from the Offering for general corporate purposes.

The Notes mature on March 31, 2030 (the “Maturity Date”), and bear interest at a fixed annual rate of 5.125%, payable quarterly in arrears, to, but excluding,  March 31, 2025. From and including March 31, 2025 to, but excluding, the Maturity Date or early redemption date, the interest rate will reset quarterly to an interest rate per annum equal to three-month LIBOR, or an alternative rate determined in accordance with the terms of the Notes if three-month LIBOR cannot be determined or a Benchmark Transition Event (as defined in the Note) has occurred,  plus 450 basis points, payable quarterly in arrears. The Company is entitled to redeem the Notes, in whole or in part, on or after March 31, 2025, and to redeem the Notes at any time in whole upon certain other events, at a redemption price equal to 100% of the outstanding principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any redemption of the Notes will be subject to prior regulatory approval to the extent required.

The Note Purchase Agreement contains certain customary representations, warranties, and covenants made by each of the Company and the Purchaser. The Notes are not subject to any sinking fund and are not convertible into or exchangeable for any other securities or assets of the Company or any of its subsidiaries. The Notes are not subject to redemption at the option of the holders. Principal and interest on the Notes are subject to acceleration only in limited circumstances. The Notes are unsecured, subordinated obligations of the Company and generally rank junior in right to payment to the prior payment in full of all existing claims of creditors of the Company, whether now outstanding or subsequently created, assumed, or incurred. The Notes are the obligations of the Company only and are not obligations of, and are not guaranteed by, any of the Company’s subsidiaries including First Western Trust Bank. The Notes were designed to qualify initially as Tier 2 capital for the Company for regulatory capital purposes

The foregoing descriptions of the Note Purchase Agreement and the Notes do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Note Purchase Agreement and the form of Notes, each of which is attached hereto as an exhibit and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit Number	Description

4.1	Form of 5.125% Fixed-to-Floating Rate Subordinated Note (attached as exhibit A to Exhibit 10.1 hereto).
10.1	Form of Subordinated Note Purchase Agreement, dated March 17, 2020, by and among First Western Financial, Inc. and several purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FIRST WESTERN FINANCIAL, INC.

Date: March 17, 2020	By: /s/ Julie A. Courkamp
Julie A. Courkamp
Chief Financial Officer

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